UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/27/2009

INNOSPEC INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Innospec Manufacturing Park, Oil Sites Road, Ellesmere Port, Cheshire, CH65 4EY, UK
(Address of principal executive offices, including zip code)

011 44 151 355 3611
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of new Executive Vice President, Business Operations

On and effective as of June 1, 2009, Phil Boon, 49, has been appointed as the Company's Executive Vice President, Business Operations.

Mr. Boon will be responsible for all Innospec's businesses in Europe, Middle East and Africa (EMEA) and will serve a key role in the strategic development of the Corporation. Mr. Boon has been Regional Director since 2004 and in 2008 assumed responsibility for the Active Chemicals and Octane Additives businesses in the region in addition to his responsibilities for the Fuel Specialties business. Prior to this, he has held a number of senior commercial and business leadership roles in the Fuel Specialties business, since joining the Corporation in 1997. He has over 25 years international experience in the chemicals industry, having previously held positions with Ciba Geigy and FMC in the USA and Europe.

On May 27 2009, the Company entered into an executive service agreement (effective June 1, 2009) (the "Agreement") with Mr. Boon to serve as Executive Vice President, Business Operations. The Agreement provides for an indefinite term of employment and may be terminated by the Company upon twelve months' notice or by Mr. Boon upon six months' written notice.

The Agreement generally provides that Mr. Boon will receive an annual base salary of GBP155,000, subject to annual review from 2010 (inclusive of any director's fees). Subject to the discretion of the Compensation Committee, he may participate in the Company's Management Incentive Compensation Plan and has a current target bonus of 40 percent.

Mr. Boon will continue to be eligible to participate in the Company's group accident and health insurance plans and the Innospec Ltd. Pension Plan.

In the event of a change of control (as described in the Agreement), if Mr. Boon terminates his employment for good reason (as contemplated in the Agreement) or is terminated other than for gross misconduct, he will be entitled to 24 months' compensation (i.e. base salary, bonus at target and any car allowance, but excluding compensation for pension contributions and certain other benefits) from the date of the change of control.

The foregoing description of the Agreement is only a summary and is entirely qualified by reference to the actual Agreement, a copy of which is included as Exhibit 10.1 to this report and is incorporated by reference herein. Any capitalized terms used, but not defined herein have the meanings given such terms in the Agreement.

A copy of a press release announcing Mr. Boon's appointment issued by the Company on May 27, 2009 is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOSPEC INC.

Date: May 27, 2009	By:	/s/ Andrew Hartley
Andrew Hartley
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release by Innospec dated May 27, 2009
EX-10.1	Executive Service Agreement between Innospec Limited and Mr. PJ Boon, effective June 1 2009